SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                        Date of Report: October 11, 2005
                        (Date of earliest event reported)

                       ROBOCOM SYSTEMS INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)

      0-22735                                                    11-2617048
(Commission File No.)                                         (I.R.S. Employer
                                                             Identification No.)

                     17 Fairbanks Blvd., Woodbury, NY 11797
               (Address of Principal Executive Offices) (Zip Code)

                                 (516) 692-8394
              (Registrant's telephone number, including area code)

                     511 Ocean Avenue, Massapequa, NY 11758
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

                        Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

      On October 11, 2005, we completed the sale of substantially all of our net assets to Avantce RSI, LLC, a Delaware limited liability company ("Avantce"). The transaction was effected pursuant to an Asset Purchase Agreement, dated August 17, 2005, between our company and Avantce (the "Purchase Agreement") that was previously announced and reported on August 17, 2005. The assets sold to Avantce consisted of substantially all of the assets utilized in our inventory and warehouse management services business, including, without limitation, our RIMS software product, all intellectual property rights, all contracts (other than certain retained agreements), all accounts receivables, all tangible personal property and certain cash on hand. The liabilities assumed included accounts payable, normal recurring accruals and deferred revenue. The total purchase price for the net assets was approximately $3.17 million, of which (a.) approximately $2.7 million was paid in cash at the closing, (b.) approximately $247,000 will be paid following the closing, ($192,000 will be paid within 90 days of closing and $55,000 will be paid upon and subject to the collection of certain receivables), and (c.) $200,000 will be paid pursuant to a promissory note that is payable over a period not to exceed two years. As a result of the working capital adjustments set forth in the Purchase Agreement, upon the closing, we retained from the assets sold an amount of cash equal to approximately $484,000.

      The terms of the transaction provide that Avantce will pay $76,667, payable in four equal quarterly installments, to each of Irwin Balaban, our Chairman of the Board of Directors and Chief Executive Officer, and Herbert Goldman and Lawrence Klein, members of our board of directors, in consideration of their agreement (i) to personally make certain representations and warranties in the Purchase Agreement about our company and the assets being sold and (ii) not to compete with Avantce for a five-year period. The three principals of Avantce executed personal guaranties of these amounts.

      The transaction was unanimously approved by our board of directors on August 16, 2005 and was approved at a special meeting of our shareholders on October 11, 2005 by shareholders representing more than two-thirds (2/3) of the outstanding shares of our common stock.

      Brummell Holdings, LLC ("Brummel") acted as our exclusive mergers and acquisitions advisor in the sale and in consideration of its services we paid Brummel the sum of $130,000. A principal of Brummel is Larry Balaban, who is the son of Irwin Balaban.

      On October 11, 2005, we issued a press release announcing the closing of the asset sale to Avantce. A copy of such press release is filed herewith as
Exhibit 99.1.

      The above description of the transaction and the Purchase Agreement is not a complete description of the material terms of the transaction or the Purchase Agreement and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2005.

                 Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      As a result of the sale of our assets described in Item 2.01 above, Judy Frenkel, our Senior Vice President and Chief Operations Officer, is no longer employed by our company.

                  Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (b)   Pro Forma Financial Information (unaudited).

            Pro Forma Condensed Balance Sheet as of August 31, 2005
            (unaudited)                                                        6

            Pro Forma Condensed Statement of Operations for the three
            months ended August 31, 2005 (unaudited)                           7

            Pro Forma Condensed Statement of Operations for the year ended
            May 31, 2005 (unaudited)                                           8

      (c)   Exhibits. The Company hereby furnishes the following exhibits:

                Exhibit Number   Exhibit Title
                --------------   -------------

                99.1 Press release dated October 11, 2005, announcing the consummation of the asset sale to Avantce RSI, LLC.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROBOCOM SYSTEMS INTERNATIONAL INC.


Date: October 17, 2005                          By: /s/ Irwin Balaban
                                                   -----------------------------
                                                       Irwin Balaban
                                                       Chief Executive Officer

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      On October 11, 2005, the Company sold substantially all of its net assets, subject to certain adjustments, to Avantce RSI, LLC, an unrelated third party, for approximately $3,170,000 in cash.

      The following unaudited pro forma condensed financial statements are presented to illustrate the effects of the sale on the historical financial position and operating results. The following unaudited pro forma condensed balance sheet of the Company at August 31, 2005 gives effect to the proposed sale as if it had occurred on that date. The unaudited pro forma condensed statement of operations for the fiscal year ended May 31, 2005 and the interim period ended August 31, 2005 gives effect to the proposed sale as if it had occurred as of June 1, 2004 and June 1, 2005, respectively. The sale of assets pursuant to the Purchase Agreement is a taxable transaction for United States federal income tax purposes. Accordingly, the Company has recognized a gain with respect to the sale of net assets pursuant to the Purchase Agreement in the amount equal to the difference between the amount of consideration received for each asset over the adjusted basis in each asset sold. Although the sale of the net assets resulted in a taxable gain, the Company believes that all of the taxable gain will be offset by available net operating loss carryforwards.

      The unaudited pro forma condensed financial statements have been derived from, and should be read in conjunction with, the historical financial statements, including the accompanying notes. Those financial statements are included in the Quarterly Report on Form 10-QSB as at and for the three months ended August 31, 2005 and in the Annual Report on Form 10-KSB for the fiscal year ended May 31, 2005, which we have filed with the Securities and Exchange Commission and which are incorporated herein by reference.

      The following unaudited pro forma condensed financial statements are estimates only and are presented solely for informational purposes. As a result, the accompanying unaudited pro forma condensed financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the sale and related transactions been consummated as of the dates indicated, nor is it necessarily indicative of the future financial position or results of operations.

                       ROBOCOM SYSTEMS INTERNATIONAL INC.

                  Unaudited Pro Forma Condensed Balance Sheets
                              As of August 31, 2005

                                                 Historical           Pro Forma
                                               August 31, 2005     Adjustments (1)        Pro Forma
                                               ---------------     ---------------       ------------
Assets
Current assets:
     Cash and cash equivalents                  $    343,483       $  2,363,287          $  2,706,770
     Deferred taxes                                  113,874           (113,874)(5)                --
     Other current assets                                 --            362,702(2)            362,702
     Assets held for sale                          3,037,510         (3,037,510)                   --
                                                -----------------------------------------------------
Total current assets                               3,494,867           (425,395)            3,069,472

Other assets                                              --            100,000(3)            100,000
                                                -----------------------------------------------------
Total assets                                    $  3,494,867       $   (325,395)         $  3,169,472
                                                =====================================================

Liabilities and Shareholders' Equity
Current liabilities:
     Accrued expenses                           $    173,743       $   (148,743)(4)      $     25,000
     Liabilities held for sale                       869,787           (869,787)                   --
                                                -----------------------------------------------------
Total liabilities                                  1,043,530         (1,018,530)               25,000
                                                -----------------------------------------------------

Shareholders' equity:
     Common stock                                     45,410                                   45,410
     Warrants                                        166,728                                  166,728
     Additional paid-in capital                   11,835,846                               11,835,846
     Accumulated deficit                          (9,596,647)           693,135            (8,903,512)
                                                -----------------------------------------------------
Total shareholders' equity                         2,451,337            693,135             3,144,472
                                                -----------------------------------------------------
Total liabilities and shareholders' equity      $  3,494,867       $   (325,395)         $  3,169,472
                                                =====================================================

See accompanying notes.

                       ROBOCOM SYSTEMS INTERNATIONAL INC.

              Unaudited Pro Forma Condensed Statement of Operations
                   For the three months ended August 31, 2005

                                                                 Historical        Pro Forma
                                                               August 31, 2005  Adjustments (6)       Pro Forma
                                                               ---------------  ---------------      -----------
Selling, general and administrative expenses                    $    31,844      $        --         $    31,844
                                                                ------------------------------------------------

Loss from continuing operations                                     (31,844)              --             (31,844)
Interest income and other income, net                                 2,069           10,625              12,694
                                                                ------------------------------------------------
Income (loss) from continuing operations before benefit of          (29,775)          10,625             (19,150)
income taxes

Benefit of income taxes                                             131,862          202,596(5)          334,458
                                                                ------------------------------------------------
Income from continuing operations                               $   102,087      $   213,221         $   315,308

Gain on sale (net of $316,470 income tax provision)                      --          474,706(5)          474,706

                                                                ------------------------------------------------
Net income                                                      $   102,087      $   687,927         $   790,014
                                                                ================================================

Income from continuing operations per basic share               $     0.022                          $     0.069
                                                                ===========                          ===========
Income from continuing operations per diluted share             $     0.022                          $     0.067
                                                                ===========                          ===========

Net income per basic share                                      $     0.022                          $     0.174
                                                                ===========                          ===========
Net income per diluted share                                    $     0.022                          $     0.168
                                                                ===========                          ===========

Weighted average shares outstanding:
   Basic                                                          4,540,984                            4,540,984
                                                                ===========                          ===========
   Diluted                                                        4,708,744                            4,708,744
                                                                ===========                          ===========

See accompanying notes.

                       ROBOCOM SYSTEMS INTERNATIONAL INC.

              Unaudited Pro Forma Condensed Statement of Operations
                         For the year ended May 31, 2005

                                                            Historical          Pro Forma
                                                           May 31, 2005      Adjustments (7)        Pro Forma
                                                           ------------      ---------------       -----------
Revenues:
   Software license fees                                    $   322,498       $  (322,498)         $        --
   Services                                                   1,570,788        (1,570,788)                  --
   Hardware                                                     129,985          (129,985)                  --
   Maintenance                                                1,544,964        (1,544,964)                  --
                                                            --------------------------------------------------
   Total revenues                                             3,568,235        (3,568,235)                  --
                                                            --------------------------------------------------

Cost of revenues:
   Cost of license fees                                          72,470           (72,470)                  --
   Cost of services                                             647,396          (647,396)                  --
   Cost of hardware                                             119,946          (119,946)                  --
   Cost of maintenance                                          678,747          (678,747)                  --
                                                            --------------------------------------------------
   Total cost of revenues                                     1,518,559        (1,518,559)                  --
Amortization of software development costs                      758,159          (758,159)                  --
                                                            --------------------------------------------------
                                                              2,276,718        (2,276,718)                  --
                                                            --------------------------------------------------
Gross margin                                                  1,291,517        (1,291,517)                  --

Selling, general and administrative expenses                    798,907          (617,819)             181,088
                                                            --------------------------------------------------
Income from operations before gain on sale                      492,610          (673,698)            (181,088)
Interest income, net                                              6,122            66,784               72,906
                                                            --------------------------------------------------
Income before benefit of income taxes and gain on sale          498,732          (606,914)            (108,182)
Benefit of income taxes                                           4,130           312,340(5)           316,470
                                                            --------------------------------------------------
Income (loss) before gain on sale                           $   502,862       $  (294,573)         $   208,284

Gain on sale (net of $316,470 income tax provision)                  --           474,706(5)           474,706
                                                            --------------------------------------------------
Net income                                                  $   502,862       $   180,133          $   682,995
                                                            ==================================================

Income before gain on sale per basic share                  $      0.11                            $      0.05
                                                            ===========                            ===========
Income before gain on sale per diluted share                $      0.11                            $      0.04
                                                            ===========                            ===========

Net income per basic and diluted share                      $      0.11                            $      0.15
                                                            ===========                            ===========

Weighted average shares outstanding:
   Basic                                                      4,525,080                              4,525,080
                                                            ===========                            ===========
   Diluted                                                    4,673,412                              4,673,412
                                                            ===========                            ===========

See accompanying notes.

                       Robocom Systems International Inc.
                Notes to unaudited Pro Forma Financial Statements

                              Pro Forma Adjustments

The unaudited pro forma financial statements reflect the following pro forma adjustments:

      1. The pro forma condensed balance sheet as of August 31, 2005 reflects adjustments that eliminate the assets and liabilities as if the sale was consummated on that date. Other adjustments reflect the receipt of the initial purchase price of $2,970,000 plus the excess over the agreed upon working capital amount of $483,639, less $500,000 in estimated transaction costs and approximately $247,000 subject to a 90 day deferral. Additionally, the Agreement calls for $200,000 to be received over a two-year period.

      2. Remaining amount represents the current receivable of $100,000 per the Agreement, the amount subject to the 90 day deferral and the remaining balance of miscellaneous prepaid expenses not assigned.

      3. Represents the long-term receivable of $100,000 to be received per the Agreement.

      4. Remaining amount represents an estimated liability of $25,000 to holders of outstanding options and warrants in-the-money as of the date of the asset sale.

      5. Adjustments were made to reflect income tax expense on the gain on sale in the form of utilization of a deferred tax asset. Another adjustment was made to record a tax benefit in the form of a reduction in the valuation allowance to provide for additional gain on sale not previously anticipated, since it was based on calculations on date of sale.

      6. The pro forma condensed statement of operations for the quarter ended August 31, 2005 reflects the elimination of the operating results as if the proposed sale had been consummated on June 1, 2005. For the quarter ended August 31, 2005, the historical results of operations have been adjusted to eliminate income from discontinued operations of $55,296 and a corresponding provision for income taxes of $22,118. An adjustment was also made to reflect estimated interest income earned on the net proceeds received.

      7. The pro forma condensed statement of operations for the year ended May 31, 2005 reflects the elimination of our operating results as if the proposed sale had been consummated on June 1, 2004. For the year ended May 31, 2005, our historical results of operations have been adjusted to eliminate gross margin of $1,291,517 and to reflect a reduction of $617,819 related to expenses we paid in the form of salaries expense, selling expenses and general and administrative expenses that will not continue after the sale. An adjustment was also made to reflect estimated interest income earned on the net proceeds received.

                                  EXHIBIT INDEX

                Exhibit Number       Exhibit Title
                --------------       -------------

                99.1 Press release dated October 11, 2005 announcing the consummation of the asset sale to Avantce RSI, LLC.